Exhibit 99.2

Tidewater Inc.

May 27, 2010

9:40 AM ET

Unidentified Speaker:	Good morning. We’re very pleased to have our next presenter here, Tidewater. Speaking today is Dean Taylor who is the Chairman of the Board, President, and CEO. He’s been the CEO since 2002 and President since 2001. Also attending here and kicking it off is Joe Bennett who is the EVP and Investor Relations Officer.

Joe Bennett:	Thank you, Angie. It is good to be here. We were just chatting that the morning of the third day at a beautiful place like this, I’m impressed with the attendance and appreciate the people that are here to listen to our story. So, let’s kick it off.

We always have to appease our attorneys with our typical disclaimers. The people that have followed us, you probably already know last week, in fact, one week ago today was our March year end fiscal year end earnings conference call. So, we updated everybody last week. So, you may hear some familiar information if you listened to that call and some new information. I guess where we want to start, you’re going to hear Dean and I talk a bit about a few topics today. Some of them you’ve heard us talk about before, others a little bit of new as we look forward to the opportunities that Tidewater has in today’s market and where we think we can go. But a few kind of key takeaways that we will focus on; a history of earnings growth and very good returns, you’re going to see a slide in a minute that depicts that. Of course, that’s history. That’s all fine, but what are you going to do for us in the future?

As we sit here today and have been, we have the world’s largest fleet of vessels in our industry. We have the largest new fleet of vessels in our industry. And we see great opportunities to continue to grow that fleet and to provide tremendous earnings growth given the marketplace that we envision as we go forward. You’ll see some slides that help support that and then third, our balance sheet has been strong. People have been patient with us in regards to hearing that we’re going to add additional equipment into our fleet, get prepared for the next up cycle. We have done that. You’ll see a slide that shows we’ve spent already over the last ten years about $2.7 billion in replacing our fleet, being well positioned in the deep water sector of the world which is obviously important but not turning our back on the shallow water and the jackup market also. Those are the kind of key takeaways that we’ll talk about. But you’ll hear some other things.

And we usually wake people up with this slide. People that have listened to our speeches and presentations over the last many years know that we always start our presentations with safety. Usually everybody, especially this early in the morning, starts yawning and wondering why we start investor presentations with safety. I think people probably appreciate a little better now why we start our presentations with safety. My guess is you’ll probably hear more oil service companies starting their presentations with safety and what they’re doing to operate safely in the world.

We’re very proud of what we do. As Dean has said for many years and now it’s in an advertisement for Tidewater, operating safely is like holding the head of a snake. I think we can look at recent incidents and know that we all talk about how safe in general terms our business environment is. Not just the boat business but the whole oil service sector. I think as a sector, we’re pretty proud of what we’ve done, and then the snake bites. You let it go for one second and it bites you and you can see the impact that can have on a Company. Several companies, the environment, et cetera.

This is the attitude we take. We’re very proud of the fact and if you go to our website, I’ve actually taken some of the slides out but not because we’re trying to hide. In fact we just had fiscal 2010 was our very best year in safety. We had a total recordable incident rate of 0.13 per 200,000 man hours which I would welcome you to check around with other boat companies, other oil service companies, et cetera, and you’re not going to find too many if any at all that have a better safety record than that. We’re also proud of the fact that for the first time in Company history, over 50 years, we went an entire year without a lost time accident. Not one single incident where one of our employees couldn’t show up for work the next day. In fact, it’s been well over year. We go back to August of 2008 since our last lost time accident. We’re very proud of that but it can change. Knock on wood. At any point in time. It could be changing as we speak here.

Plenty of safety challenges too. People that understand the boat business, we do not operate on a stable platform. We operate in these type of conditions. Not all the time. But certainly plenty enough. That makes our business from a safety standpoint very, very challenging moving cargo to and from rigs. Exchanging drilling mud to and from rigs, et cetera. We understand the challenges that can be had in that. So, it’s even more impressive when you see the safety statistics and you understand that our 8,000 employees around the world are operating in this type of office is very impressive. Some people know this, others don’t.

An example of our safety performance and then I’ll move on to some other topics was the Damon Bankston. For those that don’t know, the Damon Bankston was our 260 foot DP platform supply vessel that was at the Deepwater Horizon at the time of the incident. It was attached still by the liquid mud hose, not transferring anything at the time. They had finished that operation earlier in the day and experienced the accident first hand. Literally the boat was 40 feet from the rig at the time of the incident. It was our 13 man crew that picked every single one of the 115 survivors of that incident. We’re very proud of them and how they handled themselves under fire. You can train people all you want, but to have – we had two of our crewman on that vessel get in a fast rescue vessel, get down into the water, and were pulling people out of the water that had jumped off the rig that were in inflatable rafts, injured people, people hanging on the outside of the raft. We’re very, very proud of their efforts and we want people to know about that although we have to be very careful obviously. This is a terrible incident and our thoughts and prayers continue to go out to the families and friends of the 11 individuals that perished in that incident.

Let’s move on. Talk about earnings growth. This is a little bit of a look back as to what our earnings have been. Granted this is a good multiyear period of growth in the industry. If you can see these numbers, we start in fiscal 2004 which if you went back to ’01, ’02, ’03, ’04, not very good years in the industry, post-9/11. But you see the earnings at that time we had begun our newbuild/acquisition program in fiscal 2000 or in year 2000. So, we began to see the impact of what new deepwater boats and new shallow water boats could do for us and also the impact of the traditional vessels in our fleet. And while people wanted to write off those traditional vessels for a long period of time, they provided a lot of earnings during that time period of ’06, ’07, ’08, along with the new equipment. So, you see a nice, steady earnings growth. 32%, six year compounded annual growth rate. Granted, fiscal ’10 that was just completed was a little bit of a step back but as we think of this being a – we’ll call it a trough-y market and we’re earning $5 plus a share. We’re pretty proud of that. And it certainly can’t be compared to any past “down cycles”.

So, you look at this information and then on a return basis, a return on average equity basis, you see we began in fiscal ’04 at a 4% or so range but guide up to three straight years of averaging about 18% to 19% return on equity and even in this past year that just ended, which was a difficult year, enjoyed about a 12% return on equity. So, very proud of what we’ve done and what we can do which we’ll get to in a second.

Where are we in the rebuilding of our fleet. We’re pretty far along. We can say that almost for the first time in a long time. We’ve been at this for ten years. We have during that ten year process committed to or acquired or still yet to come 221 new vessels into our fleet of a variety of types of vessels – anchor handlers, PSVs, crew boats, tugs, certainly the bulk of the activity is in anchor handlers and PSVs, both again on the deepwater and non-deepwater side. You see a total committed number of almost $3.2 billion of which $2.7 billion has been expended already. Dean will cover later on what the balance sheet looks like. We have $300 million of debt on the balance sheet and just short of that in cash. We’re basically at no net debt after having spent $2.7 billion. We’re not done yet but we feel like we’re in the home stretch. Today we have – or at March 31, we have 170 new vessels in our fleet that are operating and their average age is right around five years old. We’re working and you’ll see a slide in a second on what our average age of the entire fleet is and what we think it will be in the very near future.

Of those numbers that I just covered, 36 are under construction or committed to purchase at March 31 with the delivery schedule calling for 21 being delivered in this current fiscal year of fiscal 2011, March of ’11 yearend, 13 the next year, and then two thereafter. And from a specific CapEx standpoint, $334 million expected to be paid during this current fiscal ’11. And then it drops significantly down to $135 million in fiscal ’12 and just $1 million after that. We have about, in round numbers, about $450 million or so—$470 million left to pay on this group of assets and the opportunities are tremendous for us with our strong balance sheet to continue to acquire equipment. This is in our CapEx program as of today. But the expectation is we’ll continue to acquire good, solid, new equipment that were built by speculators or other operators that are in a bit of a distressed situation now, over levered, having built boats at the peak of the market at high prices, the pricing of equipment is down probably 20% to 25% from the peak of the market a year or two years ago. So, it provides us – and we’re one of the few boat companies that has the balance sheet that can take advantage of this situation. So, as we look at these opportunities and talk to these owners, there’s not a lot of competition. We’re not in a terrible hurry to buy these assets as we think there’s probably a little more price reduction to come and there are very few other buyers for the equipment. So, we’re not in a terrible hurry for it. It’s a good position to be in and one that we’ve been waiting for and keeping our powder dry for.

Where do we stand if we look at Tidewater as a fleet versus our competition worldwide? These are anchor handlers and PSVs only. As I said, we’re kind of the dominant player in this. It would certainly prove that 280 anchor handlers and PSVs in the fleet – this is all as of March 31 or actually this is as of the end of April and then the competitors which we don’t name but if you know the boat business, you can probably guess who they are. The next closest are right at 100 or so. We’re adding to this count. What this also shows or maybe you can’t see it is the final column over here that says there’s probably 300 plus owners spread out all over the world that own on average about five boats. It’s a very fragmented business dominated by us and a few competitors and it drops off pretty significantly after this. You could go on with a few more operators that own 30 to 50 boats each. Every one of these companies is highly leveraged and not really other than whatever they have in the construction phase, their backlog, are not terribly active in acquiring additional equipment because they’re levered up.

The average age of our fleet that people have put a lot of emphasis on and rightfully so, we were stuck, this starts at March ’06 but if you went back even further, we were stuck at a 20 year average life for a long time and it was because we were adding equipment but we were also maintaining the old equipment, the traditional equipment, because the market called for it and was giving us great returns on it. The old fleet was getting a year older every year and the few new boats that were added just weren’t enough to move the average age of the fleet much.

That’s changed. Now, because of the disposals of the old equipment, because of what the market has kind of provided us in the last year or two and really over the last ten years, we’ve disposed of 500 boats ourselves in the last ten years. 500 boats. And recorded net gains of I think it was $235 million or something like that over that period of time and we still have some traditional boats to dispose of and we continue to dispose of them and record gains on a quarterly basis. So, that’s good. We have a very good second hand market for our equipment that’s outside of our industry. It’s the fishing industry and cargo movement and security boats and so forth that we can sell our equipment into.

But where we find ourselves now, at least at the end of ’09, our average fleet age was 17 years and if you just make the assumptions, and I think these are very valid assumptions, we continue to dispose of our traditional boats at a pace of about 45 boats a year. That’s the pace we have been doing over the last ten years. There’s no reason to believe that will change any. And we add the 36 new boats in and we add about 20 more boats a year on top of that which is, I would say, a general game plan and approach and strategy that we have, that by the end of December of ’13, under those assumptions, our average age falls all the way down to eight years old. And I think when this program is done – I’m talking about our new build and replacement program and I don’t believe it will ever be totally done, per say, but certainly what Dean inherited in the early 2000s was a fleet of old boats that numbered 500. I think within the next two to three years over this time period most of that older traditional equipment will be gone out of our fleet and we will be a totally new fleet with the thought that we don’t shut off new construction or acquisitions after that but we ratchet it back significantly. We’ve had to replace the earnings power of those 500 boats over the last ten or so years. We’ve already done that.

Now we’re in a growth phase by adding more and more equipment into it which leads to my next slide. Dean talks about the growth, the possible growth of our Company and the earnings growth is kind of a coiled spring. So, that’s our coiled spring there or at least a spring that’s uncoiling. What I did was this is going to be a slide that grows with three different pieces of information. All of it starts with the fact that this is meant to be a look in the future after we have our 170 new boats today, 36 more boats that will be delivered that I just covered over the next two to three years and the 20 more boats a year – so, 60 more boats. This is meant to be a look forward three years from now when all of our old boats are gone, whatever contribution, profit contribution came from old boats today which by the way in the March quarter, the contribution from our old traditional boats was 12% of our operating margin. 88% of our operating margin came form the new equipment. So, very small contribution today from the old boats. We’re assuming all of it goes. All of the old boats are gone.

Now, I’m going to grow some EPS numbers, some sensitivity numbers based on day rates, utilization, and inherent in that is some operating margins. I took operating costs and escalated them based on inflationary factors, et cetera. The numbers that you see up here right now, $15,705 and 83.1% utilization were are actual numbers for the 170 new boats that were in our fleet in March. If we take that and say three to four years from now, the market hasn’t changed a lick and we enjoy the same exact operating margins which is about 50%, 51% operating margin on this new equipment and these day rates and utilization, then the earnings for the 266 boats will be $5.75, a number that is greater than what we earned even with the old boats that are in our fleet today.

Now to show some sensitivities, if we just grow the average day rate by 10% and we bump up the utilization just from 83% to 85% then the earnings jump to – call it $7.25. If we bump it up just 10% more on the day rate side and certainly talking about a $19,000 day rate on this new equipment much of which is deepwater which today is averaging $25,000 in round numbers, $25,000 type day rates, then I’m not reaching for a pie in the sky number at $19,000. But from a sensitivity standpoint I just wanted to get there and the utilization at 90%. I’ve always told people in our business over the long haul, 90% is full utilization of our equipment. We have to do dry dockings twice in a five year period, mobilizations between contracts, things like that. 90% for the full fleet is full utilization. When we get utilizations between 85% and 90%, that’s when we normally have day rate pressures that we can impose. That’s when day rates rise. These operating margins which we peaked on our new vessel, operating margins about a year ago at 62%. This number is about 56%. When you do that, you get to about $11 of earnings.

What does that mean in cash flows? Because I know everyone is interested in cash flows, EBITDA. In this big case here, which by no means am I suggesting is peak earnings or anything like that, but cash flows, EBITDA, is about $850 million. Theoretically by then, I’ve already told you the CapEx program theoretically is lower than what we have been incurring and our dividend level today is $1 a share. It’s a nice solid dividend yield of 2.5% or so. Not changing that at all, obviously we get to a position of pretty significant free cash flow. We have a history, as you’ll see in a later slide, that we have increased in the last couple of years our dividends. We have had about $0.5 billion of share repurchases over the last three to four years, although not in the last year or so. We have a $200 million authorization today to buy back stock. We haven’t done anything with it yet. So, we have proven that we can reinvest in our business. We can return value to the shareholders through dividends, et cetera. We have plenty of discussions of upping dividends, special dividends, share repurchases, et cetera. So, we will worry about that good problem of free cash flow as we proceed through what we think will happen.

So, wanted to give some sensitivities. Again, this is not meant to be a prediction of the future but just how sensitive our fleet is with this new fleet that is so important and in demand even today in a trough-y market, in demand by our customers. With that I’m going to now turn it over to Dean and let him take it from here.

Dean Taylor:	It’s not easy to follow Angie and Joe but I’m going to try. Especially Angie.

The real strength of our Company other than the people is our ability to do business internationally. We’ve been international for about 50 years. We started in Venezuela in 1958. We’ve been in Brazil since 1974. We’ve been in Nigeria since 1966. We’ve been in Southeast Asia since 1976. We’ve been in most places where people are trying to go now. We’ve been there for a long time. We feel this is a peculiar and significant strength that our Company has that almost none of our competitors have. We have regional competitors. We have lots of local competitors. We have no worldwide competitors.

We have an unmatched scale and scope of operations. I’ll show you a slide to that effect in a moment. And the international market opportunities particularly now with all of the uncertainty in the Gulf of Mexico, I think will be the growth opportunities at least for the immediate future.

What do you get internationally? First you have growth opportunities. Second, you have better day rates. Typically you have lower cost. You have higher utilization. Typically because the contract terms are longer and you don’t lose as much time in between jobs as you do in a spot market. We have a solid customer base of NOCs and IOCs as well as large independents. Of our ten largest customers, we have six large IOCs, three NOCs, and one large independent.

This is where we are now around the world. We used to say we weren’t in the North Sea but we actually have a vessel in the North Sea as we speak. We took delivery of a new ship. We’ve been able to successfully work it in the North Sea. We’re taking delivery of another ship shortly. I don’t know whether we’ll leave it in the North Sea or not depending on what the opportunities are for it. But the only place where we’re really not right now, where activity off shore is occurring is in the Caspian and in Sakhalin Island in Russia. We’ve been in the Caspian. We’re just not there as a matter of coincidence but we’ve been there. We know how to operate there. We operate in Sakhalin in the summertime but we’re not in Sakhalin year-round. Basically anyplace where oil and gas is produced offshore, we’re there.

This gives you an idea of our vessel distribution by region. Our largest area of operations is West Africa where we have about 131 ships, about 45% of our active fleet. Our next largest area is South America where we have about 23% of our active fleet, 69 ships. We are the largest provider of OSV services to Petrobras and we’re tied for the largest operator of OSV service to Pemex, both places we’ve been a long time and we feel like we know how to do business in both of those countries.

In the Far East we have 42 vessels or about 14% of our fleet. That would include Australia which we feel like is a real growth market. In the Middle East we have about 32 vessels, 11% of our fleet. In the United States believe it or not we’re down to about 7% of our total fleet or about 20 units in our active fleet.

You know, a lot of people say the boat business is a five star crappy business. You’ve got a few customers, lots of competitors, relative ease of entry into the business and yet even though it’s a five star crappy business, if you look back over the last five years our Company has done very well as compared to the major indices. There are times when we do as well as the OSX. There’s times when we don’t. Right now we’re not. But if you look through time, there are periods of time where we do just as well if not better than OSX. It’s not just the last five years. If you look at it on a ten year basis, 15 year basis, or a 20 year basis, this five star crappy business has produced some pretty good returns for its investments.

This is our balance sheet. As Joe already said, we’re about 2% net debt to total cap. We feel like this gives us tremendous opportunities and when times are bad, now in 2008 when things were going and going, everyone was asking us, “Why are you sitting on so much cash? Why aren’t you levering up?” At the time we said even though everything look like it’s going to be up and to the right, this is a cyclical business. There will be a downturn coming. We don’t know what’s going to provoke it. But sure enough, there’s a left hook coming and it’s going to floor somebody and we want to be ready for the left hook. Well, little did we know that a little after June of 2008 Lehman would have its problems, the economy would implode, and actually it was just the time we were waiting for. Since that we’ve been expanding our fleet of new vessels and we continue to expand our fleet of new vessels in a capital effective way and we intend to be able to do that by having the balance sheet that we have.

This is our selected financial highlights of the last two fiscal years. It gives an idea of how much cash we obtained from our operations, how much we reinvested in the business, as well as our adjusted EPS and revenues. As Joe already alluded, we didn’t have as good a year this past fiscal year as the year before, but $5.40 in a trough market we feel like is nothing to sneeze at.

So what do we think Tidewater has to offer to investors? We have a history of earnings growth and solid returns and we intend to add to that history. We have the world’s largest and newest fleet and it’s going to provide the basis for continued earnings growth. We’re not sure when the cycle’s going to turn. We think we’re bumping along the bottom of the cycle now but when it turns we think we have the basis for significant solid earnings growth for our investors. And finally, we have a strong balance sheet. If there is a double dip and this is not the bottom and there’s another bottom yet to come, we’re going to be not only a survivor, but we’re going to be prosperous.

Our financial strategies have been the same. Strategy is something we don’t think you change like undershirts. We think strategy is something you establish and then you implement. Our strategy has been to maintain our financial strength, deploy our capital properly, and deliver results with the deployment of that capital. In a capital intensive business, we think the single most important decision we make is how we deploy the capital in the first place. Unfortunately we are a capital intensive business. We do have a lot of iron. We’re not a lot of technology. So, we pay a lot of attention to maintaining the financial strength, how we deploy the capital, and ultimately delivering results.

With that, Angie, we will be glad to take any questions.

Unidentified Speaker:	(inaudible) Can you talk a little bit about pricing and where we are on the delivery dates as far as resupplying into the market, what you’ve seen recently in pricing, and expectations over the next year? At various times in the cycle we’ve seen some sharp movements in pricing, higher (inaudible) because of –

Dean Taylor:	Pricing for new vessels?

Unidentified Speaker:	Day rates.

Dean Taylor:	Day rates? I don’t know. I think international activity is going to need to get to be about 80%, Angie, for people to start to get pricing power back. I think we’re at about 74%, 75% utilization, now, industry wide. We’re not far off from getting some pricing power. There are about 440 ships slated to come into the international marketplace in the next three to four years. Supposedly 280 of those will be delivered this year. That won’t happen. At the rate of deliveries that are presently being effected this year, we think about 180 ships will come into the marketplace. If you balance that with the number of rig coming into the marketplace, it’s about – we think there’s about work for four boats with every new rig that comes in. We think there’s a relatively healthy balance there. Even if it’s not balanced, there are about 800 ships in the worldwide marketplace that are 25 years old or older, some of which will be shoved out, some of which are ours. You’ve seen a number of our ships already being stacked in this downturn. But we feel like in comparison to the tanker, the bulker, the breaker, and the container ship markets, we have a lot of new ships already in the marketplace and a lot of capacity coming into the marketplace. In our industry, we think there’s a relatively – going to be a relatively healthy balance between supply and demand. Did that answer your question?

Unidentified Speaker:	It did. I have yet to think through (inaudible) utilization tightness is in 2011 or is it more for 2012 where you start to see pricing come back into your (inaudible)?

Dean Taylor:	We said on the conference call and I’ve said this for a number of conference calls, the real key will be the jackup market. The floaters are all coming out and the floaters look like they’ll all go to work. What will be key is what happens when the new jackups come into the marketplace and how many old jackups are displaced by new jackups or whether the old jackups stay. If the new jackups come in and don’t displace any old jackups, I think we’ll see utilization rise relatively quickly. If old jackups are displaced on a one for one basis as new jackups are displaced, then we have to wait for the attrition of the old boats to go out of the marketplace to see utilization rise.

Joe Bennett:	Angie, the other factor that could and we believe will take place is we’ve talked about the 450 boats coming in, there’s about 850 boats that are in the worldwide fleet that are older than 25 years old already. They’re moving out. If you look at exactly what we’ve done over this past year, there’s no reason why we’re moving at a terribly different pace than anybody else. You listen to any boat owner that has traditional boats and you’ll hear them saying, “We’re stacking them, we’re disposing of them”. So, our belief is over the next few years as new rigs enter, new boats enter, old boats go away.

Dean Taylor:	I think the safety aspect of the new ships are definitely safer, because of the DP capabilities that they have. We’ll see more and more customers requiring more and more newer ships with higher specifications and there will be less opportunity to work the older ships, I think, because of customer demand.

Unidentified Speaker:	Dean and Joe, you alluded to asset prices potentially going (inaudible) lower and being patient on (inaudible). How much lower (inaudible) prices go in your line before you guys become more aggressive? (inaudible)

Dean Taylor:	Certainly. Anyplace. When we look at opportunities for consolidation, we really do look at regional opportunities because as I said earlier, we have no worldwide competitor where we can consolidate worldwide. The better regions would be the regions where we think there will be the most growth. That seems to be West Africa, South America, Southeast Asia. Almost anywhere you look it seems that there will be good opportunity for growth. So, we’re not favoring one region over another. We evaluate each opportunity on its own merits. We’ve not pulled the trigger on an acquisition of a substantial scale simply because we haven’t found economics that work yet.

Unidentified Speaker:	(inaudible)

Dean Taylor:	Thank you, Angie. Thank you.

Joe Bennett:	Thank you, Angie.

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